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                                    EXHIBIT B

                           PURCHASE AND SALE AGREEMENT

            PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of May 19, 2003 between Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg ("Richemont"), and Chelsey Direct, LLC a Delaware limited liability company ("Chelsey").

            WHEREAS, Chelsey desires to purchase and Richemont desires to sell to Chelsey all of Richemont's securities in Hanover Direct, Inc., a Delaware corporation ("Hanover"), consisting of shares of Common Stock, par value $0.66 2/3 per share (the "Common Stock"), and Series B Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock").

            NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, Richemont and Chelsey hereby agree as follows:

      1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, Chelsey shall acquire and purchase, and Richemont shall sell and deliver to Chelsey, on the date hereof, 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock (together, the "Shares") free and clear of all material liens, encumbrances, security interests and mortgages ("Liens") (other than (x) those arising as a result of the delivery of the Shares to Chelsey or arising out of actions taken by Chelsey, (y) those arising under applicable securities laws, and (z) those relating to the restrictive legend set forth on the Certificates (as defined below)), for a purchase price equal to US $40,000,000 (the "Purchase Price").

      2.    Closing

            (a) Time and Place. The closing of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY commencing simultaneously with the execution of this agreement.

            (b) Delivery by Richemont. At the closing of the transactions contemplated hereby (the "Closing") and upon delivery of the Purchase Price, Richemont will deliver to Chelsey stock certificates (the "Certificates") representing the Shares, in each case duly endorsed for transfer or accompanied by blank stock powers.

            (c) Delivery by Chelsey. At the Closing, Chelsey will deliver to Richemont concurrently with the execution and delivery of this Agreement, the Purchase Price for the Shares in the form of a wire transfer of same day federal funds to the bank account specified in Exhibit A to this Agreement.

      3. Representations and Warranties of Chelsey. Chelsey represents and warrants to Richemont as follows:
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            (a) Authorization; Enforcement. Chelsey has all requisite power and authority to authorize, execute, deliver and perform this Agreement. The execution, delivery and performance by Chelsey of this Agreement, and the consummation by Chelsey of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Chelsey and no further consent or authorization therefor is presently required by Chelsey. This Agreement has been duly and validly executed and delivered by Chelsey and constitutes the valid and binding obligations of Chelsey, enforceable against Chelsey in accordance with its terms.

            (b) No Conflicts. None of the execution, delivery or performance of this Agreement by Chelsey will conflict with the organizational documents of Chelsey, in each case as in effect on the date hereof, or result in any material breach of, or constitute a material default under, any (x) material contract, agreement or instrument to which Chelsey is a party or by which it or any of its assets is bound or (y) material law or regulation to which Chelsey or any of its assets is subject.

            (c) Consents; Approvals. Other than filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), neither the execution, delivery or performance by Chelsey of this Agreement, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any governmental entity or any other person.

            (d) Other Acknowledgments. Chelsey represents, acknowledges and confirms as of the date of this Agreement with respect to the transactions contemplated hereby or when agreeing to any other matter with Richemont that:

            (i) Chelsey (1) is a sophisticated institutional investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement and the transactions contemplated hereby, (2) is able to bear the risks attendant to the transactions contemplated hereby for an indefinite period, (3) is dealing with Richemont on a professional arms-length basis and neither Richemont nor any of its affiliates or representatives is acting as a fiduciary or advisor to Chelsey with respect to this Agreement and any of the transactions contemplated hereby, and (4) has expertise in assessing tax, legal, jurisdictional and regulatory risk.

            (ii) Chelsey has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal of and investigation into, the financial condition, creditworthiness, affairs, status and nature of Hanover and its related companies and it has not relied, and will not hereafter rely, on Richemont or any affiliate, representative or agent of Richemont or any other third party with respect to such matters or to update them with respect to such matters or to keep such matters under review on its behalf. In addition, without limiting the foregoing, Chelsey has not relied, and will not hereafter rely, on Richemont or any affiliate, representative or agent of Richemont or any other third party with respect to information relating to or in any way affecting the Shares.
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            (iii) Chelsey is receiving the transfer of the Shares hereunder for investment purposes, and not with a view to, or for a resale in connection with, any distribution of such Shares. Chelsey has not entered into any agreement, contract, understanding or commitment to and has no present intention to offer, sell, transfer or otherwise dispose of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance and has not offered for sale or entered into any negotiations for the sale or transfer of any of the Shares.

            (iv) Chelsey understands that the shares of Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificate evidencing such shares bears a legend to that effect.

            (v) Chelsey understands that the shares of Common Stock bear a restrictive legend pursuant to Section 2(b)(viii) of that certain Agreement, dated as of December 19, 2001, between Hanover and Richemont.

            (vi) Chelsey acknowledges that in connection with its investment in Hanover, Richemont has informed Chelsey that Richemont and its affiliates, representatives or agents may have possession of material non-public information that could have a bearing on the price or valuation of the Shares, but which Richemont and its affiliates, representatives or agents may not be permitted to disclose, shall not disclose and/or have not disclosed to Chelsey. Chelsey acknowledges and agrees that Richemont and its affiliates, representatives and agents shall have no obligation whatsoever to, and that Richemont shall have no obligation whatsoever to cause such affiliates, representatives or agents to, disclose any such information to Chelsey and Chelsey hereby waives any rights to receive such information and forever waives, to the maximum extent permitted by law, on its own behalf and on the behalf of its affiliates, successors and assigns, any claims or remedies arising out of or relating to any such non-disclosure.

            (e) Accredited Investor. Chelsey is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act.


      4. Representations and Warranties of Richemont. Richemont represents and warrants to Chelsey as follows:

            (a) Authorization; Enforcement. Richemont has all requisite power and authority to authorize, execute, deliver and perform this Agreement. The execution, delivery and performance by Richemont of this Agreement, and the consummation by Richemont of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Richemont and no further consent or authorization therefor is presently required by Richemont. This Agreement has been duly and validly executed and delivered by Richemont and constitutes the valid and binding obligations of Richemont, enforceable against Richemont in accordance with its terms.

            (b) No Conflicts. None of the execution, delivery or performance of this Agreement by Richemont will conflict with the organizational documents of Richemont, in each
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case as in effect on the date hereof, or result in any material breach of, or constitute a material default under, any (x) material contract, agreement or instrument to which Richemont is a party or by which it or any of its assets is bound or (y) material law or regulation to which Richemont or any of its assets is subject.

            (c) Consents; Approvals. Other than filings required pursuant to the Exchange Act, neither the execution, delivery or performance by Richemont of this Agreement, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any governmental entity or any other person.

            (d) Ownership of the Shares. Richemont owns the Shares free and clear of all Liens other than (x) those arising as a result of the delivery of the Shares to Chelsey or arising out of actions taken by Chelsey, (y) those arising under applicable securities laws, and (z) those relating to the restrictive legend set forth on the Certificates. The Shares represent all of the securities of Hanover owned by Richemont as of the date of this Agreement.

      5. Indemnification.

            (a) Chelsey hereby agrees that it will indemnify Richemont and each of its affiliates and each of their respective directors, officers, partners, employees, owners, representatives, agents, heirs, executors, administrators, stockholders, successors, assigns and controlling persons (the "Indemnified Parties") and agrees to hold each of the Indemnified Parties harmless from and against, and to pay to each of the Indemnified Parties the amount of, any loss, liability, claim, damage, or expense (including reasonable attorneys' fees), whether or not involving a third party claim, arising, directly or indirectly, from or in connection with, or in respect of any action or inaction by Chelsey or its affiliates related to Chelsey's investment in Hanover or Chelsey's ownership of, or actions or inactions relating to, the Shares and Hanover (other than the purchase by Chelsey and sale by Richemont of the Shares as contemplated by this Agreement).

            (b) Each of the parties hereby agrees that it will indemnify the other party and agrees to hold the other party harmless from and against, and to pay to the other party the amount of, any loss, liability, claim, damage, or expense (including reasonable attorneys' fees), whether or not involving a third party claim, arising, directly or indirectly, from or in connection with, or in respect of any breach of any representation or warranty set forth in this Agreement by the indemnifying party.

            (c) Nothing set forth in this Section 5 shall be deemed to be exclusive of any other rights or remedies that any of the parties may have in respect of the subject matter of this Section 5, whether by law, contract or otherwise.

      6. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. This Agreement supersedes any
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prior agreement or understanding among them, and may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto, or their respective successors or assigns, or otherwise as provided herein. Without limiting the foregoing, with respect to the transactions contemplated by this Agreement and the subject matter of this Agreement, neither Richemont and its affiliates nor Chelsey and its affiliates make any representations or warranties other than those explicitly set forth in this Agreement.

            (b) Choice of Law. EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

            (c) Jurisdiction. The parties hereto agree that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware. Each of parties hereto hereby irrevocably and unconditionally consents and submits to the exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each of the parties hereto consents to service of process upon such party with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each of the parties hereto waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that such party may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

            (d) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iii) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.

            (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns. Except for the provisions of Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
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            (f) Third Party Beneficiaries. It is expressly agreed that each of the Indemnified Parties (other than Richemont) shall be third party beneficiaries of this Agreement for purposes of Section 5 of this Agreement and shall be entitled to enforce it in accordance with its terms.

            (g) Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

            (h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Richemont or Chelsey without the prior written consent of the other parties.

            (i) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

                          If to Richemont:
                          Richemont Finance S.A.
                          35 Boulevard Prince Henri
                          L 1724 Luxembourg
                          Fax: 011-4141-711-7138
                          Attention: Alan Grieve

                          with a copy to:
                          Skadden, Arps, Slate, Meagher & Flom LLP
                          Four Times Square
                          New York, NY  10036-6522
                          Fax: (212) 735-2000
                          Attention: Morris J. Kramer

                          If to Chelsey:
                          Chelsey Direct LLC
                          712 Fifth Avenue
                          45th Floor
                          New York, NY  10019
                          Fax:  (212) 909-9450
                          Attention:  William B. Wachtel

            (j) Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

            (k) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this
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Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

            (l) Waivers. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

            (m) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

            (n) Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

            (o) No Recourse Against Others. Except as set forth in Section 5 of this Agreement, no director, officer, partner, employee, owner, representative, agent, heir, executor, administrator, beneficiary, stockholder, or controlling person, as such, of Richemont or Chelsey shall have any liability hereunder or for any obligations of Richemont or Chelsey, as applicable, in respect of the Shares or for any claim based on, in respect or by reason of, such obligations or their creation or this Agreement. Each party, by execution of this Agreement, waives and releases all such persons for all such liabilities.
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            IN WITNESS WHEREOF, Richemont and Chelsey have executed this
Agreement as of the date first above written.

                               RICHEMONT FINANCE S.A.


                               By:
                                    ---------------------------------
                                    Name:
                                    Title:


                               CHELSEY DIRECT, LLC


                               By:
                                    ---------------------------------
                                    Name:
                                    Title: